Exhibit 10(f)

Advisory and Occupancy Services Agreement (the “Agreement”) is made and entered into on May 29, 2003, but retroactively effective to January 1, 2001 (the “Effective Date”), by and between Associated Business Group, Inc., a Nevada corporation with an office at 7225 Bermuda Road, Suite C, Las Vegas, Nevada 89119 (“ABG”) and e-Smart Technologies, Inc., a Nevada corporation with an office at 7225 Bermuda Road, Suite C, Las Vegas, Nevada 89119 (the “Company”). The Company and ABG are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

     WHEREAS, ABG maintains a staff and office facilities in Las Vegas, Nevada has been offering specialized administrative services to ABG since the Effective Date; and

     WHEREAS, the Company desires to memorialize its arrangement with ABG and engage ABG to become the Company’s principal administrative services provider; and

     WHEREAS, ABG is willing to become the Company’s principal administrative services provider and to continue to provide services to the Company on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and accepted, the Parties hereby agree as follows:

        1. Engagement. The Company hereby engages and retains ABG to perform and supply the Services (as that term is hereinafter defined in Section 3) on behalf of the Company; and ABG hereby accepts such appointment and agrees to perform and render the Services for and on behalf of the Company on the terms and subject to the conditions hereinafter set forth.

        2. Term and Termination.

            A. This Agreement commences on the Effective Date and shall continue in full force and effect until May 29, 2003, when it shall become effective for a period of one year thereafter (the “Initial Term”), unless sooner terminated in accordance with the provisions hereof. After the Initial Term, this Agreement shall be automatically renewed for successive one year terms unless sooner terminated in accordance with the provisions hereof.

            B. This Agreement may be terminated as follows: (i) at any time upon written agreement between the Parties; or (ii) by the Company without cause upon giving not less than 90 days written notice to ABG, together with payment of any outstanding Fees (hereinafter defined) and an amount equal to all Fees that shall, in the ordinary course of the Agreement, become due and payable by the Company during the period after delivery of such notice and the effective date of termination specified therein; (iii) by either Party at any time without prior notice to the other Party if the other Party is in breach or default of any of its covenants, obligations or agreements hereunder, which breach or default continues for a period of ten days following written notification from the non-defaulting Party of such breach or default and such breach or default has not been fully and effectively remedied within such ten (10) day period; or (iv) by ABG at any time without prior notice to the Company if the Company becomes bankrupt or if a receiver or trustee is appointed to oversee the Company or its assets, or if the Company makes any proposal to its creditors or is otherwise insolvent or ceases carrying on business.

            C. Upon the effective date of termination or expiration of this Agreement for any reason without prejudice to any other rights which the Parties may have, and subject to the provisions of this Section: (i) ABG shall immediately discontinue the Services under this Agreement; (ii) ABG shall retain the Fees (hereinafter defined) and all other payments made to it up to the effective date of termination as payment in full in respect of the Services in which such payments were made; and (iii) if and only if ABG is not the defaulting party, the Company shall pay to ABG the full amount of any outstanding Fees and expenses as well as such other expenses reasonably incurred by ABG arising from the termination.

        3. Description of the Services. The Services shall be comprised as follows:

Since the Effective Date ABG has served and shall continue to serve as the Company’s principal administrative services provider in the following manner: (i) administering the receipt of funds from investors to private offerings conducted by the Company; (ii) paying expenses for and on behalf of the Company pursuant to invoices and approved written debit authorizations received from the Company; (iii) utilizing its best efforts to advance funds to cover temporary shortfalls in the Company’s cash receipts on such terms and conditions as shall be mutually agreed upon; (iv) providing photocopy, fax secretarial, clerical, and printing services; and (v) and performing other necessary and related administrative services. The foregoing are collectively referred to as the “Services”. The Services will be undertaken by ABG on an ad hoc basis pursuant to the instructions of the Company from time to time provided to and agreed upon in writing. Within 30 days of the end of each calendar quarter during the term of this Agreement, or more or less frequently as the Parties shall agree, ABG shall provide the Company with a complete written accounting of its receipts and disbursements on the Company’s behalf.

It is understood and agreed that in performing the Services ABG may offer recommendations, but all decisions made in connection with the implementation of such recommendations shall be the sole responsibility of, and shall be made and implemented by the Company’s executives and its Board of Directors.

        4. Performance of the Services.

            ABG shall utilize its best efforts to perform the Services in a professional and workmanlike manner consistent with the Company’s policies and business practices. However, it is specifically agreed and understood that ABG shall have the right and option to designate the personnel to perform the Services and to engage and employ sub contractors to perform portions of the Services subject to written confidentiality agreements with such sub contractors and notice to the Company of such engagement or employment. The Company may reasonably request removal of any employee or subcontractor of ABG and in such event, the Company shall provide notice thereof to ABG specifying in reasonable detail the basis of the request and in the event that the Company desires ABG to provide a replacement employee or subcontractor, ABG will use its best diligent efforts to provide a replacement as soon as reasonably practicable. The Company shall not unreasonably or unlawfully invoke its rights hereunder.

        5. Compensation.

As compensation for the Services, the Company hereby agrees to compensate ABG as follows:

            A. Monthly Fee. In consideration for the Services, the Company shall pay to ABG an administrative service fee of $10,000 per month (the “Monthly Fee”). The Monthly Fee shall be payable on the 1st day of each month. Accordingly, the Monthly Fee shall be deemed to have commenced on January 1, 2001. The Company agrees and accepts that at ABG’s sole discretion, and on ten days prior written notice to the Company (the “Conversion Notice”), all or any portion of the Monthly Fee may be converted into restricted (i.e., unregistered) shares of the Company’s Common Stock, $.001 par value per share (the “Shares”) on or before December 31st of each year during the term of this Agreement. The Shares shall be valued at a conversion price equal to 75% of the closing price for the Company’s common stock on the day before the date of the Conversion Notice; and

            B. Expenses. It is expressly agreed and understood that ABG’s compensation as provided herein does not include extraordinary expenses such as airfare, out of town travel, litigation, etc. The Company hereby agrees to seek pre-approval from the Company for any such expenses in excess of $100. Any and all expenses will be invoiced by ABG to the Company as soon as practicable and will be due upon receipt.

        6. Representations Warranties, and Covenants. In order to implement the operation of this Agreement, the Parties hereby jointly and severally represent, warrant, covenant, agree and consent as follows:

            A. Good Standing. ABG and the Company are corporations duly formed, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to conduct their respective business and to deliver and perform this Agreement in the time and manner contemplated;

            B. No Breach. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either ABG or the Company is a party or by which either entity may be bound or affected;

            C. Authority. Both ABG and the Company have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated;

            D. Approval. This Agreement has been submitted to, ratified and approved by the respective Boards of Directors of ABG and the Company. Except for the foregoing, no action or proceeding on the part of ABG or the Company is necessary to authorize this Agreement and the transactions contemplated hereby. No filing with, authorization, consent or approval of any public body or authority is necessary for the consummation by ABG and the Company of the transaction contemplated by this Agreement;

            E. ABG’s Performance. ABG represents and warrants that all Services provided hereunder shall be performed in a professional and workmanlike manner;

            F. ABG’s Investment Intent. ABG acknowledges, accepts and understands that: (i) the Shares will be “restricted securities” as that term is defined under the Securities Act of 1933, as amended (the “Act”); (ii) ABG will be acquiring the and the Shares solely for ABG’s own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) ABG will hold the and the Shares for the applicable one or two year holding period proscribed by Rule 144 under the Act; and (iv) any sale of the and the Shares will be accomplished only in accordance with the Act or the rules and regulations of the Commission adopted thereunder. In addition, ABG hereby consents to the imprinting of a standard form of restrictive legend on all certificates representing the Shares as well as the imposition of a standard form of stop transfer order against the Shares on the books and records of the Company or its transfer agent;

        7. Confidential Data. The following confidentiality provisions shall be applicable to this Agreement:

            A. ABG shall not divulge to others, any secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by it as a result of its employment, unless authorized, in writing, by the Company; and

            B. The Company shall not divulge to others, any secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of ABG, obtained by it as a result of its employment, unless authorized, in writing, by ABG; and

            C. Neither Party shall be required in the performance of its duties to divulge to the other Party or any officer, director, agent or employee of the other Party, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be competitor or potential competitor of one Party) which either Party may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.

        8. Independent Contractor. ABG is, shall be, and be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding. The Company shall not, by reason of this Agreement or the performance of its duties hereunder, be, or be deemed to be, an employee, agent, partner, co-venturer or controlling person of the Company; and ABG shall have no power to enter into any agreement on behalf of or otherwise bind the Company. ABG shall not have, or be deemed to have, any fiduciary obligations or duties to the Company and shall be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as ABG in its sole, absolute and unfettered discretion, may elect.

        9. Rights and Obligations Subsequent to Closing. The representations, warranties, agreements, covenants and obligations of each Party contained herein are material, shall be deemed to have been relied upon by the other Party and shall survive execution of this Agreement for one year, regardless of any investigation, and shall not merge in the performance of any obligation by any Party hereto.

        10. Expenses. Regardless of whether or not the transaction contemplated herein is consummated, each Party shall be responsible for its own share of all costs and expenses incurred in connection with this Agreement and transactions contemplated hereby.

        11. Amendment. This Agreement may be amended by the Parties hereto by action taken by their respective Board of Directors at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

        12. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the Parties hereto.

        13. Assignment. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that: (i) the Company may assign or transfer this Agreement to a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company, provided that no such further assignment shall relieve the Company from liability for the obligations assumed by it hereunder; and (ii) ABG may assign or transfer this Agreement to any firm which is an affiliate of ABG, provided that no such assignment shall relieve ABG from liability for its obligations hereunder.

        14. Entire Agreement. Each of the Parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the Parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

        15. Laws of the State of Nevada. This Agreement shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Nevada, irrespective of the place of domicile or residence of any Party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the Parties hereby agree and consent to the jurisdiction and venue of the United States District Court for the District of Nevada and further agree and consent that personal service or process in any such action or proceeding outside of the State of Nevada and in the City of Las Vegas shall be tantamount to service in person or within the State of Nevada and in the City of Las Vegas and shall confer personal jurisdiction and venue on the said Court.

        16. Originals. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original and constitute one of the same Agreement.

        17. Notices. All notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to the President or Chief Executive Officer of each of the Parties at the address appearing herein, and shall count from the date of mailing or the date following the date of the airbill.

        18. Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality of this Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

        19. Severability. If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

        20. Indemnification. The following indemnification provisions shall be applicable to this Agreement:

            A. Each Party hereby irrevocably agrees to indemnify and hold the other Party harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which that Party may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise; and

            B. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party all costs incurred including reasonable attorneys’ fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

        21. Taxes. Each Party shall be responsible for all taxes which are based on its own net income. All sales, value added, and use taxes arising out of transactions occurring under this Agreement shall be the responsibility of the Party conducting such transaction and each Party hereby indemnifies and holds the other harmless from any and all claims relating to sales or use taxes collected or due by the Party conducting each of the transactions hereof; and

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the undersigned duly authorized respective officers, effective as of the day and year first set forth above.

ASSOCIATED BUSINESS GROUP, INC.

By:
Jerry Drizin, President

E-SMART TECHNOLOGIES, INC.

By:
Mary A. Grace, President